                                                                     EXHIBIT 4.3

                              ---------------------


                          REGISTRATION RIGHTS AGREEMENT

                         DATED AS OF SEPTEMBER 17, 2003

                                      AMONG

                      COCA-COLA HBC FINANCE B.V., AS ISSUER

             COCA-COLA HELLENIC BOTTLING COMPANY S.A., AS GUARANTOR

                                       AND

                          DEUTSCHE BANK SECURITIES INC.

                         CREDIT SUISSE FIRST BOSTON LLC

                          CITIGROUP GLOBAL MARKETS INC.

                              ---------------------

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into this 17th day of September, 2003, among Coca-Cola HBC Finance B.V., a Dutch corporation, having its corporate seat in Amsterdam, The Netherlands (the "Company"), as issuer, Coca-Cola Hellenic Bottling Company S.A., a Greek corporation, as guarantor (the "Guarantor"), and Citigroup Global Markets Inc. ("Citigroup"), Credit Suisse First Boston LLC ("CSFB") and Deutsche Bank Securities Inc. ("Deutsche Bank"), as representatives (the "Representatives") of the several initial purchasers (the "Initial Purchasers") listed on Schedule A to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement, dated September 10, 2003, among the Company, the Guarantor and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $500,000,000 principal amount of the Company's 5.125% Notes due 2013 (the "2013 Notes") and an aggregate of $400,000,000 principal amount of the Company's 5.500% Notes due 2015 (the "2015 Notes") unconditionally guaranteed as to payments of principal, premium, if any, and interest pursuant to guarantees (the "Guarantees") by the Guarantor (together with the 2013 Notes and the 2015 Notes, the "Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed with the Initial Purchasers to provide to the Holders (as defined below) the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement. The obligations of the Company and the Guarantor set forth herein are joint and several.

         In consideration of the foregoing, the parties hereto agree as follows:

         1.   Definitions.

         As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "2013 Notes" shall have the meaning set forth in the preamble hereof.

         "2015 Notes" shall have the meaning set forth in the preamble hereof.

         "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

         "1934 Act" shall mean the Securities Exchange Act of l934, as amended from time to time.

         "Additional Interest" shall have the meaning set forth in Section 2.5 hereof.

         "Affiliate" shall have the meaning set forth in Section 4(a) hereof.

         "Business Day" shall mean a day that is not a Saturday, a Sunday, or a day on which banking institutions in any of New York, New York, Amsterdam, the Netherlands, Athens, Greece or, to the extent the Securities are listed on the Luxembourg Stock Exchange, Luxembourg are authorized or required to be closed.

         "Citigroup" shall have the meaning set forth in the preamble hereof.

         "Closing Date" shall mean the Closing Time as defined in the Purchase Agreement.

         "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

         "CSFB" shall have the meaning set forth in the preamble hereof.

         "CUSIP number" means the alphanumeric designation assigned to a Security by Standard and Poor's, CUSIP Service Bureau.

         "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company or the Guarantor; provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

         "Deutsche Bank" shall have the meaning set forth in the preamble hereof.

         "Exchange Offer" shall mean the exchange offer by the Company and the Guarantor of Exchange Securities for Registrable Securities pursuant to Section
2.1 hereof.

         "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

         "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form F-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

         "Exchange Period" shall have the meaning set forth in Section 2.1 hereof.

         "Exchange Securities" shall mean the 5.125% Notes due 2013 and the 5.500% Notes due 2015 issued by the Company under the Indenture containing terms identical to the 2013 Notes and the 2015 Notes, respectively, in all material respects and guarantees, issued by the Guarantor, containing terms identical to the Guarantees (except in each case for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

         "Guarantees" shall mean the guarantees of the Securities issued by the Guarantor.


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


         "Guarantor" shall have the meaning set forth in the preamble and shall also include the Guarantor's successors.

         "Holder" shall mean an Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees, any registered owners of Registrable Securities under the Indenture, and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

         "Indenture" shall mean the Indenture relating to the Securities dated as of September 17, 2003, between the Company, the Guarantor and The Bank of New York, as Trustee as may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

         "Initial Purchaser" or "Initial Purchasers" shall have the meaning set forth in the preamble.

         "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Registrable Securities; provided, however, that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or the Guarantor and other obligors on the Securities or any "affiliate" (as such term is defined in Rule 405 under the 1933 Act) of the Company or the Guarantor shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Participating Broker-Dealer" shall mean any of Citigroup, CSFB, Deutsche Bank and any other broker-dealer which makes a market in the Securities and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

         "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, joint venture, association, joint stock company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Private Exchange" shall have the meaning set forth in Section 2.1 hereof.

         "Private Exchange Securities" shall have the meaning set forth in
Section 2.1 hereof.

         "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration

Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "Purchase Agreement" shall have the meaning set forth in the preamble.

         "Registrable Securities" shall mean the Securities and, if issued, the Private Exchange Securities; provided, however, that Securities and, if issued, the Private Exchange Securities, shall cease to be Registrable Securities when
(i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities are eligible to be sold to the public pursuant to Rule l44 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Securities shall have ceased to be outstanding or (iv) the Exchange Offer is consummated (except in the case of Securities purchased from the Company and the Guarantor continuing to be held by the Initial Purchasers and having the status of an unsold allotment in the initial distribution).

         "Registration Default" shall have the meaning set forth in Section 2.5 hereof.

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantor with this Agreement, including without limitation: (i) all SEC, stock exchange or the NASD registration and filing fees, including, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders that are Initial Purchasers in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities and any filings with the NASD), (iii) the cost of preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, including, but not limited to, any expenses of counsel to the Company and the Guarantor, (iv) all fees and expenses incurred in connection with the listing of any of the Registrable Securities on the Luxembourg Stock Exchange and such other exchanges and securities exchanges as the Company and the Guarantor may determine, (v) any rating agency fees, (vi) the fees and disbursements of counsel for the Company and the Guarantor and of the independent public accountants of the Company and the Guarantor, including the expenses of any special audits or "cold comfort" letters required by Holders or underwriters of Registrable Securities who may be entitled to request such audits or letters pursuant to this Agreement, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable out-of-pocket expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of counsel to the Initial Purchasers in connection therewith, (ix) the reasonable fees and disbursements of Sidley Austin Brown & Wood LLP, counsel representing the Holders of Shelf Registrable Securities or Special Counsel and (x) the reasonable out-of-pocket expenses of any underwriters customarily required to be paid by an issuer or seller of securities in an underwritten offering or an offering pursuant to a securities sales agency agreement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

         "Registration Statement" shall mean any registration statement of the Company and the Guarantor which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "SAS 72" shall mean Statement on Auditing Standards No. 72, as amended or supplemented from time to time.

         "SEC" shall mean the United States Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

         "Shelf Registrable Securities" shall have the meaning set forth in
Section 2.5.

         "Shelf Registration" shall mean a registration effected pursuant to
Section 2.2 hereof.

         "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Guarantor pursuant to the provisions of Section
2.2 of this Agreement which covers all of the Registrable Securities or all of the Private Exchange Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, and upon request, all exhibits thereto and all material incorporated by reference therein.

         "Special Counsel" shall have the meaning set forth in Section 3(g)(i) hereof.

         "Suspension Period" shall have the meaning set forth in Section 2.4(c) hereof.

         "TIA" shall mean the U.S. Trust Indenture Act of 1939, as amended, any reference herein to the TIA or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by the rules or regulations adopted by the SEC under or in furtherance of the purposes of the Act or provision as the case may be.

         "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

         "Underwriter" shall have the meaning set forth in Section 4(a) hereof.

         2.   Registration Under the 1933 Act.

         2.1 Exchange Offer. Each of the Company and the Guarantor shall, for the benefit of the Holders, at the Company's cost, (A) use its reasonable best efforts to file with the SEC an Exchange Offer Registration Statement within 120 days on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities (other than Private Exchange Securities), of a like principal amount of Exchange Securities, (B) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 230 days of the Closing Date, (C) use its reasonable best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer, (D) use its reasonable best efforts to cause the Exchange Offer to be consummated not later than 265 days following the Closing Date and (E) for a period of 90 days following the consummation of the exchange offer, to make available a prospectus meeting the requirements of the 1933 Act to any such participating broker-dealer for use in connection with any resale of any exchange notes acquired in the exchange offer. If the Company has not consummated the Exchange Offer within 265 days of the Closing Date, then the Company will file as promptly as practicable a Shelf Registration Statement (as described in Section 2.2 hereof). The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantor shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (a) is not an "affiliate" (as such term is defined in Rule 405 under the 1933 Act) of the Company or the Guarantor (b) is not a broker-dealer tendering Registrable Securities acquired directly from the Company or the Guarantor for its own account, (c) acquired the Exchange Securities in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act or under state securities or blue sky laws. Exchange Securities will be issued under the Exchange Offer as evidence of the same continuing indebtedness under the Securities. Under no circumstances will the surrender of the Securities and the issue of Exchange Securities constitute new indebtedness or obligate the Company and the Guarantor to repay the principal amount of the Securities.

     In connection with the Exchange Offer, the Company and the Guarantor shall:

         (a) mail as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

         (b) keep the Exchange Offer open for acceptance for a period of not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

         (c) utilize the services of the Depositary for the Exchange Offer;

         (d) permit Holders to withdraw tendered Registrable Securities at any time prior to the 5:00 PM, New York City time, on the last Business Day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder's election to have such Securities exchanged;

         (e) notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

         (f) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

     If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Securities acquired by them and having the status of an unsold allotment in the initial distribution, the Company and the Guarantor upon the request of any Initial Purchaser shall, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchaser in exchange (the "Private Exchange") for the Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company on a senior basis, unconditionally guaranteed as to payment of principal (premium, if any), interest and additional amounts, if any, by the Guarantor, that are identical (except that such securities shall bear appropriate transfer restrictions) to the Exchange Securities (the "Private Exchange Securities").

     The Exchange Securities and the Private Exchange Securities shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which, in either case, has been qualified under the TIA, or is exempt from such qualification, and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture but that the Private Exchange Securities shall be subject to such transfer restrictions. The Indenture or such indenture shall provide that the Exchange Securities, the Private Exchange Securities and the Securities shall vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Securities or the Securities will have the right to vote or consent as a separate class on any matter. The Private Exchange Securities shall be of the same series as, and the Company shall use its reasonable best efforts to have the Private Exchange Securities bear the same CUSIP number as, the Exchange Securities.

     As soon as practicable after the close of the Exchange Offer and/or the Private Exchange, as the case may be, the Company and the Guarantor shall:

           (i) accept for exchange all Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

           (ii) accept for exchange all Registrable Securities properly tendered and not validly withdrawn pursuant to the Private Exchange;

           (iii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

           (iv) cause the Trustee promptly to authenticate and deliver Exchange Securities or Private Exchange Securities, as the case may be, to each Holder of Registrable Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

     Interest on each Exchange Security and Private Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from the date of original issuance. The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than (i) that the Exchange Offer or the Private Exchange, or the making of any exchange by a Holder, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the valid tendering of Registrable Securities in accordance with the Exchange Offer and the Private Exchange, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form F-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer or the Private Exchange which, in the judgment of the Company and the Guarantor, would reasonably be expected to impair the ability of the Company or the Guarantor to proceed with the Exchange Offer or the Private Exchange. The Company and the Guarantor shall, to the extent such information is available to the Company or the Guarantor, inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, subject to the right of any Holder to object to the disclosure of such information with respect to such Holder, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

     Upon consummation of the Exchange Offer in accordance with this Agreement, the Company and the Guarantor shall have no further obligation to register the Registrable Securities pursuant to Section 2.2 of this Agreement.

     2.2 Shelf Registration. (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Company and the Guarantor determine after consultation with its outside counsel that the Company or the Guarantor is not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason (A) the Exchange Offer Registration Statement is not declared effective within 230 days following the Closing Date or (B) the Exchange Offer is not consummated within 265 days after the Closing Date, (iii) upon the request of any of the Initial Purchasers holding Private Exchange Securities issued with respect to Registrable Securities that were not eligible to be exchanged for Exchange Securities in the Exchange Offer or if the Initial Purchasers do not receive freely tradable Exchange Securities in the Exchange Offer, (iv) upon notice of any Holder (other than an Initial Purchaser) given to the Company or the Guarantor in writing within 35 days after the commencement of the Exchange Offer that (A) due to a change in law or SEC policy it is not entitled to participate in the Exchange Offer, (B) due to a change in law or SEC policy it may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) it is a broker-dealer and owns Registrable Securities acquired directly from the Company or the Guarantor or an "affiliate" of the Company or the Guarantor (as such term is defined in Rule 405 under the 1933 Act) or (v) the holders of a majority of the Exchange Securities may not resell the Exchange Notes acquired by them in the Exchange Offer to the public without restriction under the 1933 Act and without restriction under applicable blue sky or state securities laws, then in case of each of clauses (i) through
(v) the Company and the Guarantor shall, at their cost:

                  (a) As promptly as practicable, file with the SEC, and thereafter shall use their reasonable best efforts to cause to be declared effective as promptly as practicable but no later than 230 days after the Closing Date, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement.

                  (b) Use their reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders until the earlier of (A) two years from the date the Shelf Registration Statement is declared effective by the SEC, (B) the date on which the Registrable Securities become eligible for resale pursuant to Rule 144(k) or any successor provision or (C) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities (the "Effectiveness Period"); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended if and to the extent necessary to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the 1933 Act and as otherwise provided herein.

                  (c) Notwithstanding any other provisions hereof, use their reasonable best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         The Company and the Guarantor further agree, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment as promptly as reasonably practicable after its being used or filed with the SEC.

         2.3 Expenses. The Company and the Guarantor shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

         2.4 Effectiveness. (a) The Company and the Guarantor will be deemed not to have used reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company or the Guarantor, as the case may be, voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period as and to the extent contemplated hereby, unless (i) such action is required by applicable law, or (ii) such action is taken by the Company or the Guarantor in good faith and for valid business reasons (not including avoidance of the Company's or the Guarantor's obligations hereunder), including the acquisition or divestiture of assets or a material corporate transaction or event, so long as the Company and the Guarantor promptly thereafter comply with the requirements of Section 3(k) hereof, if applicable.

         (b) An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

         (c) During any period of 365 consecutive days, the Company and the Guarantor may suspend the availability of a Shelf Registration Statement and the use of a related Prospectus for periods up to 45 consecutive days (each such period, a "Suspension Period") (except for such 45-day period immediately prior to maturity of the Securities), but no more than an aggregate of 60 days during any period of 365 consecutive days, if (A) any event shall occur as set forth in Section 2.4(a)(i) or (ii) or as a result of which it shall be necessary, in the good faith determination of the board of directors of the Company or the Guarantor, to amend the Shelf Registration Statement or amend or supplement any prospectus or prospectus supplement thereunder in order that each such document not include any untrue statements of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (B) the Guarantor or the Company has not filed with the SEC the financial statements required by the applicable rules and regulations for the Shelf Registration Statement to remain active; provided, however, that the Company and the Guarantor shall use commercially reasonable efforts to prepare and file any such amendment or supplement as promptly as practicable. The two-year period referred to in
Section 2.2(b) shall be extended by an amount of time equal to all such Suspension Periods.

         2.5 Interest. The Indenture will provide that in the event that either
(a) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 120th calendar day following the Closing Date, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 230th calendar day following the Closing Date or the Exchange Offer is not consummated on or prior to the 265th calendar date after the Closing Date, or
(c) if required, a Shelf Registration Statement is not declared effective, in either case, on or prior to the 265th calendar day following the Closing Date (each such event referred to in clauses (a) through (c) above, a "Registration Default"), the interest rate borne by the Securities shall be increased ("Additional Interest") by one-quarter of one percent (0.25%) per annum upon the occurrence of each Registration Default, which rate will increase by one quarter of one percent (0.25%) at the beginning of each succeeding 90-day period (or portion thereof) that such Additional Interest continues to accrue under any such circumstance; provided, however, that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum; provided further, that no Additional Interest shall be payable if the Exchange Offer Registration Statement is not filed or declared effective or the Exchange Offer is not consummated on account of the reasons set forth in clause (i) of the first paragraph of this Section 2.2 (it being understood, however, that in any such case the Company and the Guarantor shall be obligated to file a Shelf Registration Statement and Additional Interest shall be payable if the Shelf Registration Statement is not declared effective in accordance with clause (c)), that no Additional Interest shall be payable if the Shelf Registration Statement is not declared effective as set forth above because the request under clause
(iii) of Section 2.2 or notice under clause (iv) of such paragraph was not made on a timely basis; and provided further, that Additional Interest shall only be payable in case the Shelf Registration Statement is not declared effective as aforesaid. Immediately following the cure of a Registration Default, the accrual of Additional Interest with respect to that particular Registration Default will cease. Immediately following the cure of all Registration Defaults or the date on which the Exchange Securities are saleable pursuant to Rule 144(k) under the 1933 Act or any successor provision, the accrual of Additional Interest will cease and the interest rate will revert to the original rate.

         If the Shelf Registration Statement is declared effective but becomes unusable by the Holders of Registrable Securities covered by such Shelf Registration Statement ("Shelf Registrable Securities") for any reason, and the aggregate number of days in any consecutive 365 day period for which the Shelf Registration Statement shall not be usable exceeds 60 days in the aggregate, then the interest rate borne by the Shelf Registrable Securities will be increased by 0.25% per annum of the principal amount of the Securities for the first 90-day period (or portion thereof) beginning on the 61st such day that such Shelf Registration Statement remains unusable. If the Shelf Registration Statement remains unusable for 60 days during any 90-day period for which Additional Interest shall be payable pursuant to this paragraph, then the interest rate borne by the Shelf Registrable Securities during such 90-day period shall be increased by an additional 0.25% per annum of the principal amount of the Securities at the beginning of each such subsequent 90-day period; provided, however, that the maximum aggregate increase in the interest rate as a result of a Shelf Registration Statement being unusable (inclusive of any interest that accrues on such Shelf Registrable Securities pursuant to the first paragraph of this Section 2.5) will in no event exceed one percent (1%) per annum. Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by the Shelf Registrable Securities will be reduced to the original interest rate. Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period for which Additional Interest is due.

         The Company and the Guarantor shall notify the Trustee within five business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Additional Interest shall be paid in the same manner as regular interest pursuant to the Indenture. The Additional Interest due shall be payable on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date and shall be guaranteed by the Guarantor.

         2.6 Luxembourg Stock Exchange. The Company and the Guarantor shall, for the benefit of the Holders, use its reasonable best efforts to (A) file an application to list the Exchange Securities and the Shelf Registrable Securities, if any, on the Luxembourg Stock Exchange; (B) inform the Luxembourg Stock Exchange and cause notice to be published in a daily newspaper of general circulation in Luxembourg prior to commencing the Exchange Offer and/or upon the filing of Shelf Registration; (C) to the extent required by applicable regulation, provide to the Luxembourg Stock Exchange documents relating to the Exchange Offer or Shelf Registration and consummate the exchange at the office of Dexia Banque Internationale a Luxembourg societe anonyme (or any successor thereto if applicable) the listing, paying and transfer agent in Luxembourg and
(D) notify the Luxembourg Stock Exchange of the results of the Exchange Offer or the Shelf Registration, including any increase in the interest rate, and to cause such notice to be published in a daily newspaper of general circulation in Luxembourg.

         3. Registration Procedures.

         In connection with the obligations of the Company and the Guarantor with respect to Registration Statements and pursuant to Sections 2.1 and 2.2 hereof, the Company and the Guarantor shall:

              (a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company and the Guarantor;
(ii) shall, in the case of a Shelf Registration, be available for the sale of the Shelf Registrable Securities by the selling Holders thereof; and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

              (b) subject to Section 2.4 hereof, prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period as provided for in Section 2 hereof; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to file such Prospectus pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance, in the case of a Shelf Registration, with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer);

              (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method selected by the Initial Purchasers, if any, or if no Initial Purchaser is participating in the Shelf Registration, by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Initial Purchasers, Majority Holders or underwriter, selected by such Initial Purchasers or Majority Holders, as the case may be, may reasonably request considering the method of distribution selected by the Initial Purchasers, if any, or if no Initial Purchaser is participating in the Shelf Registration, by the Majority Holders, as the case may be, including financial statements and schedules and, if any Holder so requests, all exhibits (but not more than one set of such exhibits for each Holder) in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) hereby consent to the use of the Prospectus together with any amendment or supplement thereto by each of the selling Holders of Registrable Securities, subject to and in accordance with applicable law, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

              (d) use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as the Initial Purchasers or Majority Holders participating in the Shelf Registration and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Initial Purchasers or Majority Holders and underwriter, selected by such Initial Purchasers or Majority Holders, to consummate the disposition in each such jurisdiction of such Registrable Securities owned by the Holders; provided, however, that neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject, or (iii) conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, or (iv) make any changes to it articles of association or any agreement with its shareholders;

              (e) notify promptly each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below (which notice pursuant to clauses (ii), (iv), (v) and (vi) hereof shall be accompanied by an instruction to suspend use of the Prospectus until the requisite changes have been made) and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing (if such notice was not originally given in writing) promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or the Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes (A) any statement made in such Registration Statement untrue in any material respect or which requires the making of any changes in such Registration Statement in order to make the statements therein not misleading or (B) any statement made in the related Prospectus untrue in any material respect or which requires the making of any changes in such Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (vi) of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the

Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Company or the Guarantor that a post-effective amendment to such Registration Statement would be appropriate;

              (f) (i) in the case of the Exchange Offer Registration Statement
(A) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which section shall be reasonably acceptable to Citigroup, CSFB and Deutsche Bank, on behalf of the Participating Broker-Dealers, if any, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (B) furnish to each Participating Broker-Dealer who has delivered to the Company or the Guarantor the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (C) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement together with any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and
(D) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

         "If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer;"

and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and (ii) in the case of any Exchange Offer Registration Statement, the Company and the Guarantor agree to deliver to Citigroup, CSFB and Deutsche Bank, on behalf of the Participating Broker-Dealers upon the effectiveness of the Exchange Offer Registration Statement officers' certificates substantially in the form customarily delivered in a public offering of debt securities;

              (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish Sidley Austin Brown & Wood LLP, as special counsel for the Holders of Shelf Registrable Securities (or, if Sidley Austin Brown & Wood LLP is unable or unwilling to serve, such other special counsel (but not more than one) as may be selected by Holders of a majority in principal amount of such Shelf Registrable Securities ("Special Counsel")), copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

              (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest practicable moment;

              (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference or exhibits thereto, unless requested in writing);

              (j) in the case of a Shelf Registration, (unless any Registrable Securities shall be in book-entry form only) cooperate with the selling Initial Purchasers, if any, or Majority Holders of Shelf Registrable Securities to facilitate the timely preparation and delivery of certificates representing Shelf Registrable Securities to be sold and not bearing any restrictive legends; and enable such Shelf Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Initial Purchasers, if any, or Majority Holders or the underwriters, selected by such Initial Purchasers or Majority Holders, if any, may reasonably request at least three business days prior to the closing of any sale of Shelf Registrable Securities;

              (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v) and 3(e)(vi) hereof, as promptly as practicable after the occurrence of such an event, subject to section 2.4(c), use its commercially reasonable best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Shelf Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Company and the Guarantor determine that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request and the Initial Purchasers, on their own behalf and on behalf of subsequent holders, hereby agree to suspend use of the Prospectus until the Company has amended or supplemented to correct such misstatement or omission;

              (l) in the case of a Shelf Registration, a reasonable time prior to the filing of any Shelf Registration Statement, any Prospectus, any amendment to a Shelf Registration Statement or amendment or supplement to a Prospectus (other than any document which is to be incorporated by reference into a Shelf Registration Statement or a Prospectus after initial filing of a Shelf Registration Statement) provide copies of such Registration Statement, Prospectus, amendment or supplement to the Initial Purchasers, if any, or the Majority Holders on behalf of such Holders; and make representatives of the Company and the Guarantor as shall be reasonably requested by the Majority Holders of Shelf Registrable Securities, or the Initial Purchasers on behalf of such Holders, available for discussion of such document;

              (m) obtain a CUSIP number for all Exchange Securities, Private Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities, Private Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

              (n) (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

              (o) in the case of a Shelf Registration, and considering the method of distribution selected by the Majority Holders, enter into customary agreements (including underwriting agreements and, if requested by the Initial Purchasers, if any, or the Majority Holders, as the case may be, securities sales agreements providing for, among other things, the appointment of an agent for the selling Holders for the purpose of soliciting purchases of Shelf Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Shelf Registrable Securities, including in the case of an underwritten offering:

              (i) make such representations and warranties to the underwriters selected by such Initial Purchasers or Majority Holders, as the case may be, and to the Holders selling through such underwriters, comparable in form, substance and scope to the representations and warranties made by the Company and the Guarantor pursuant to the Purchase Agreement;

              (ii) if so requested by the Initial Purchasers, if any, the Majority Holders or the underwriters selected by such Initial Purchasers or Majority Holders, as the case may be, obtain opinions of United States, Dutch and Greek counsel to the Company and the Guarantor (which counsel shall be reasonably satisfactory to the underwriters, if any, selected by such Initial Purchasers, Majority Holders) and updates thereof addressed to such underwriters and to the Holders selling through such underwriters, covering matters comparable in form, substance and scope to those covered in the opinions delivered by the various counsels to the Company and the Guarantor pursuant to the Purchase Agreement and subject to exceptions and qualifications comparable in form, substance and scope to those contained in such delivered opinions;

              (iii) if so requested by the Initial Purchasers, if any, the Majority Holders or the underwriters selected by such Initial Purchasers or Majority Holders, as the case may be, obtain "cold comfort" letters and updates thereof from the Guarantor's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Guarantor, including the Company or of any business acquired by the Guarantor for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters selected by the Initial Purchasers or the Majority Holders, as the case may be, and to the Holders selling through such underwriters, such letters to be in customary form and in accordance with applicable accounting standards and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

              (iv) cause the same to set forth indemnification provisions and procedures comparable in scope to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, such other indemnification provisions customarily provided to underwriters under the circumstances applicable to the offering; provided, however, that such underwriting agreement shall contain indemnification provisions and procedures regarding the indemnification of the Company and the Guarantor with respect to information provided by the underwriter or by any other party to be indemnified under Section 4 hereof, comparable in scope to the indemnification provisions and procedures set forth in Section 4 hereof or, at the request of the Company or the Guarantor, such other indemnification provisions customarily provided under the circumstances applicable to the offering; and

              (v) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Initial Purchasers, if any, the Holders of a majority in principal amount of the Shelf Registrable Securities being sold and the underwriters.

The above shall be done at each closing under any underwriting or similar agreement as and to the extent required thereunder;

              (p) in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by representatives of the Initial Purchasers, if any, the Majority Holders, any underwriters, selected by such Initial Purchasers or Majority Holders, as the case may be, participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer (provided that a Participating Broker-Dealer shall not be deemed to be an underwriter solely as a result of it being required to deliver a prospectus in connection with any resale of Exchange Securities), any Special Counsel or any accountant retained by any of the foregoing, all such financial and other records, pertinent corporate documents and properties of the Company and the Guarantor reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company and the Guarantor to respond to such queries, as shall be reasonably necessary to conduct a reasonable investigation within the meaning of
Section 11 of the 1933 Act; provided, however, that such records, documents or information which the Company or the Guarantor identifies as being confidential shall not be disclosed by the representative, Holder, attorney or accountant unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or as part of the evidentiary procedures of a court of competent jurisdiction, subject to the requirements of such subpoena or order, and only after such person shall have given the Company and the Guarantor reasonable prior notice of such requirements; or (iii) such records, documents or information have previously been generally made available to the public, and provided further, that the Company and/or the Guarantor may require recipients of such records, documents or information to enter into a confidentiality agreement.

              (q) (i) in the case of an Exchange Offer Registration Statement, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and to Sidley Austin Brown & Wood LLP, as counsel to the Holders of Registrable Securities, and make such changes in any such document prior to the filing thereof as the Initial Purchasers or such counsel to the Holders of Registrable Securities may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Initial Purchasers on behalf of the Holders of Registrable Securities and such counsel to the Holders of Registrable Securities shall not have previously been advised and furnished a copy of or to which the Initial Purchasers on behalf of the Holders of Registrable Securities or such counsel to the Holders of Registrable Securities shall reasonably object, and make the representatives of the Company and the Guarantor available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; and

              (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers, if any, the Majority Holders, or Special Counsel and to the underwriter or underwriters of an underwritten offering of Shelf Registrable Securities, if any, as appointed by the Initial Purchasers or the Majority Holders, as the case may be, make such changes in any such document prior to the filing thereof as the Initial Purchasers, Special

Counsel or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders of Shelf Registrable Securities, the Initial Purchasers on behalf of the Holders of Registrable Securities, Special Counsel or any underwriter shall not have previously been advised and furnished a copy of or to which such Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, Special Counsel or any underwriter shall reasonably object, and make the representatives of the Company and the Guarantor available for discussion of such document as shall be reasonably requested by the Majority Holders, the Initial Purchasers on behalf of such Holders, Special Counsel or any underwriter.

              (r) in the case of a Shelf Registration, use its reasonable best efforts to cause all Exchange Securities and Shelf Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Company or the Guarantor are then listed if requested by the Majority Holders or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

              (s) in the case of a Shelf Registration, use its reasonable best efforts to cause the Shelf Registrable Securities to be rated by two nationally recognized statistical rating agencies, if so requested by the Initial Purchasers, if any, or the Majority Holders, or if requested by the underwriter or underwriters as appointed by the Initial Purchasers, if any, or the Majority Holders of an underwritten offering of Registrable Securities, if any;

              (t) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Guarantor covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act, including, at the option of the Guarantor, Rule 158 thereunder;

              (u) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter as appointed by the Initial Purchasers, if any, or the Majority Holders and such underwriter's counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

              (v) upon consummation of an Exchange Offer or a Private Exchange, obtain a customary opinion of counsel to the Company and the Guarantor addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or Private Exchange, and which includes an opinion that (i) the Company and the Guarantor have duly authorized, executed and delivered the Exchange Securities and/or Private Exchange Securities, as applicable, and the related indenture, and (ii) each of the Exchange Securities and related indenture constitutes a legal, valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms (with customary exceptions).

         In the case of a Shelf Registration Statement, the Company and the Guarantor may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Shelf

Registrable Securities to furnish to the Company and the Guarantor such information regarding the Holder and the proposed distribution by such Holder of such Shelf Registrable Securities as the Company and the Guarantor may from time to time reasonably request in writing for use in connection with any Shelf Registration Statement or Prospectus included therein, including without limitation, information specified in Item 507 of Regulation S-K under the 1933 Act.

         In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company or the Guarantor of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 3(k) hereof, and, if so directed by the Company or the Guarantor, such Holder will deliver to the Company or the Guarantor (at the expense of the Company and the Guarantor) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Shelf Registrable Securities current at the time of receipt of such notice.

         If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering, provided, however, that such selection is acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     4.  Indemnification; Contribution.

              (a) Each of the Company and the Guarantor, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its selling agents, each Holder, including Participating Broker-Dealers, each Person who participates as an underwriter (any such Person being an "Underwriter"), their respective affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate")), and each Person, if any, who "controls" any of such indemnified parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company or the Guarantor; and

              (iii) against any and all expense whatsoever, as incurred (including, in the case where the indemnified parties are entitled to appoint counsel in accordance with paragraph (c) of this Section), the reasonable fees and disbursements of counsel chosen by the indemnified parties) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by the Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

              (b) In the case of a Shelf Registration, each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Guarantor, the Initial Purchasers, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, the Guarantor, the Initial Purchasers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company or the Guarantor by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement; and provided further, that no such underwriter shall be liable for any claims hereunder in excess of the amount of any underwriting fees or discounts received by such underwriter with respect to the sale of Registrable Securities pursuant to such Shelf Registration Statement.

              (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party and any other indemnified parties as the indemnifying party may designate in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that (i), (ii) and (iii) above notwithstanding, an indemnified party may participate at its own expense in the defense of any such action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

              (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, however, that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (x) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (y) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

              (e) If the indemnification provided for in this Section 4 is for any reason unavailable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Guarantor on the one hand and the Initial Purchasers on another hand, and the Holders on another hand, from the offering of the Exchange Securities or Registrable Securities included in such offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand, and the Initial Purchasers on another hand, and the Holders on another hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative fault of the Company and the Guarantor on the one hand, and the Initial Purchasers on another hand, and the Holders on another hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantor, the Initial Purchasers or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Guarantor, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this
Section 4 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 4, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it were offered exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act and each Initial Purchaser's or Holder's Affiliates and selling agents shall have the same rights to contribution as such Initial Purchaser or Holder, and each Person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantor. The Initial Purchasers' respective obligations to contribute pursuant to this Section 4 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A to the Purchase Agreement and not joint.

         5.   Miscellaneous.

         5.1 Rule 144 and Rule 144A. For so long as the Guarantor is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Guarantor covenants that it will file the reports required to be filed by it under Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Guarantor ceases to be so required to file such reports, the Guarantor covenants that it will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary under applicable rules and regulations to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Guarantor will deliver to such Holder a written statement as to whether it has complied with such requirements. The Guarantor's obligations under this Section 5.1 shall terminate upon the later of the consummation of the Exchange Offer and the Effectiveness Period.

         5.2  No Inconsistent Agreements. Neither the Company nor the
Guarantor has entered into, and each of the Company and the Guarantor will not after the date of this Agreement enter into, any agreement that could interfere with the Company's or the Guarantor's performance of their respective obligations hereunder or that could prevent or limit the Holders of Registrable Securities from enjoying the rights granted to them hereunder. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with any material rights granted to the holders of the Company's or the Guarantor's other issued and outstanding securities under any such agreements.

         5.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantor have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.

         5.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company or the Guarantor, initially at the addresses set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

         5.5 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement and the Indenture, and such person shall be entitled to receive the benefits hereof.

         5.6 Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantor, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

         5.7 Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantor acknowledge that any failure by the Company or the Guarantor to comply with its obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's or the Guarantor's obligations under Sections
2.1 through 2.4 hereof.

         5.8 Restriction on Resales. Until the expiration of two years after the original issuance of the Securities, the Company and the Guarantor will not, and will cause their "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them.

         5.9 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         5.10 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        5.11 GOVERNING LAW; CONSENT TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; FOREIGN TAXES; JUDGMENT CURRENCY.

              (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

              (b) Each of the Initial Purchasers, the Company and the Guarantor irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or based on this Agreement may be brought in any United States federal or state court in the State of New York, County of New York.

              (c) To the extent that either the Company, the Guarantor or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any additional agreement, the Company and the Guarantor hereby irrevocably and unconditionally, to the extent permitted by applicable law, waive and agree not to plead or claim any such immunity and consent to such relief and enforcement.

              (d) Each of the Company and the Guarantor hereby irrevocably designate, appoint and empower CT Corporation System with offices currently at 111 Eight Avenue, 13th Floor, New York, NY 10011, USA, as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf, and their properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against them in any such United States or state court located in the County of New York with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company and the Guarantor agree to designate a new designee, appointee and agent in the County of New York on the terms and for the purposes of this Section 5.11(d) satisfactory to the Initial Purchasers or the Majority Holders, as the case may be. The Company and the Guarantor further hereby irrevocably consent and agree to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against them by serving a copy thereof upon the relevant agent for service of process referred to in this Section 5.11(d) (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company or the Guarantor, as the case may be, at its address specified in or designated pursuant to the Purchase Agreement. The Company and the Guarantor agree that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Initial Purchasers or the Majority Holders, as the case may be, to service any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company and the Guarantor or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company and the Guarantor hereby irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the U.S. federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The provisions of this Section 5.11(d) shall survive termination of this Agreement, in whole or in part.

              (e) All payments by the Company or the Guarantor to each of the Initial Purchasers hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by the Hellenic Republic or The Netherlands or any other jurisdiction in which the Guarantor or the Company has an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of such Initial Purchaser having some connection with any such jurisdiction other than its participation as Initial Purchaser hereunder, and (ii) any income or franchise tax on the overall net income of such Initial Purchaser imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York (all such non-excluded taxes, "Foreign Taxes"), provided, however, that no additional amounts shall be due from the Company or the Guarantor, as the case may be, to the Initial Purchasers, if the Company or the Guarantor, as applicable, are not obligated to pay any such additional amounts under Section 1007 of the Indenture. If the Company or the Guarantor is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to each Initial Purchaser an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

              (f) The Company and the Guarantor jointly and severally agree to indemnify the Initial Purchasers against any loss incurred by such Initial Purchaser as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Initial Purchasers are able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the Initial Purchasers. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

         5.12 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    COCA-COLA HBC FINANCE B.V.,
                                             as Issuer


                                    By:         /s/ Jan Gustavsson
                                        ----------------------------------------
                                        Name:   Jan Gustavsson
                                        Title:  Company Secretary



                                    COCA-COLA HELLENIC BOTTLING COMPANY S.A.,
                                          as Guarantor



                                    By:         /s/ Jan Gustavsson
                                        ----------------------------------------
                                        Name:   Jan Gustavsson
                                        Title:  General Counsel

CONFIRMED AND ACCEPTED
as of the date first above written:


CITIGROUP GLOBAL MARKETS INC.



By:       /s/ Robert Hong
    -----------------------------------------------
          Authorized Signatory




CREDIT SUISSE FIRST BOSTON LLC



By:       /s/ Helena M. Willner
    -----------------------------------------------
          Authorized Signatory



DEUTSCHE BANK SECURITIES INC.



By:       /s/ Joshua A. Witz
    -----------------------------------------------
          Authorized Signatory



By:       /s/ Raymond Scott Flieger
    -----------------------------------------------
          Authorized Signatory


For themselves and as Representatives of the other Initial Purchasers set forth above